Exhibit 99.1

NEWS RELEASE

MVB Financial Corp. Declares Third Quarter 2017 Dividend

FAIRMONT, W.Va. (August 16, 2017) – MVB Financial Corp. (OTC Markets Group OTCQB: MVBF) (MVB) has declared a quarterly cash dividend of $0.025 per share payable on September 15, 2017, to shareholders of record at the close of business on September 1, 2017.

This is the third quarterly dividend for 2017 and is equal to both the March and June 2017 payout of $0.025 cents per share.

About MVB Financial Corp.

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank's subsidiary, MVB Mortgage, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

For more information, please visit ir.mvbbanking.com

Forward-Looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release.  These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties.  Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries.  When words such as "believes," "expects," "anticipates," "may," or similar expressions occur in this Press Release, the Company is making forward-looking statements.  Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Questions or comments concerning this Press Release should be directed to:

MVB Financial Corp.

Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com